EXHIBIT 4.2

                          TOMPKINS COUNTY TRUSTCO, INC.
                             1998 STOCK OPTION PLAN

SECTION 1.        GENERAL

         1.1 PURPOSE. The Tompkins County Trustco, Inc. 1998 Stock Option Plan (the "Plan") has been established by Tompkins County Trustco, Inc. (the "Company") to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants (as defined in Section 1.2) by means of appropriate incentives to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock par value $.10 (the "Stock"); and thereby promote the long-term financial interest of the Company and the Related Companies (as defined in Section 6), including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 4.1) shall determine and designate, from time to time, from among the Eligible Individuals (as defined in Section 6), those persons who will be granted one or more Awards (as defined in Section 6) under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

         1.3 OPERATION, ADMINISTRATION AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Sections 3 and 4. Capitalized terms in the Plan shall be defined as set forth in the Plan, including the definition provisions of Section 6 of the Plan.

SECTION 2.        OPTIONS

         2.1 DEFINITIONS. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price (as defined in Section 2.2) established by the Committee. Options granted under this Section 2 may be either incentive stock options or non-qualified stock options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code (as defined in Section 6). A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.


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         2.2 EXERCISE PRICE.  The "Exercise  Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

         2.3 EXERCISE. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         2.4 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

                                    (a)     Subject to the following  provisions
                                            of this  subsection  2.4,  the  full
                                            Exercise  Price for  shares of Stock
                                            purchased  upon the  exercise of any
                                            Option  shall be paid at the time of
                                            such  exercise  (except that, in the
                                            case  of  an  exercise   arrangement
                                            approved   by  the   Committee   and
                                            described  in   subsection   2.4(c),
                                            payment  may  be  made  as  soon  as
                                            practicable after the exercise).

                                    (b)     The Exercise  Price shall be payable
                                            in cash or by  tendering  shares  of
                                            Stock (by either actual  delivery of
                                            shares or by attestation,  with such
                                            shares  valued at Fair Market  Value
                                            as of the  day of  exercise),  or in
                                            any    combination    thereof,    as
                                            determined by the Committee.

                                    (c)     The    Committee    may   permit   a
                                            Participant  to  elect  to  pay  the
                                            Exercise  Price upon the exercise of
                                            an  Option  by  authorizing  a third
                                            party to sell  shares of Stock (or a
                                            sufficient  portion  of the  shares)
                                            acquired upon exercise of the Option
                                            and   remit   to   the   Company   a
                                            sufficient   portion   of  the  sale
                                            proceeds to pay the entire  Exercise
                                            Price   and  any   tax   withholding
                                            resulting from such exercise.


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         2.5 SETTLEMENT OF AWARD.  Distribution following exercise of an Option, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.
         2.6 EXCEEDING LIMITATIONS. To the extent that the aggregate Fair Market Value of Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and all
Related  Companies)   exceeds  $100,000,   such  Options  shall  be  treated  as
Non-Qualified Options, to the extent required by Section 422 of the Code.

SECTION 3.        OPERATION

         3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the Company at the Company's 1998 annual meeting of its shareholders, the Plan shall be effective as of May 1, 1998 (the "Effective Date"); PROVIDED, HOWEVER, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; PROVIDED, HOWEVER, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         3.2 SHARES SUBJECT TO PLAN.

         (a) (i) Subject to the following provisions of this subsection 3.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (x) 240,000 shares of Stock and (y) shares of Stock, to the extent authorized by the Board (as defined in Section 6), which are reacquired in the open market or in a private transaction after the Effective Date.


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             (ii)  Any shares of Stock granted under the Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (iii) If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

         (b) Subject to subsection 3.2(c), the following additional maximums are imposed under the Plan:

             (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 240,000 plus, if permitted under the Code, the number of shares of Stock reacquired in the open market or in a private transaction after the Effective Date specifically authorized by the Board to be delivered under the Plan in accordance with
Section 3.2 hereof.

             (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 shall be 25,000 shares during any calendar year.


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         (c) Subject to Section  3.13 below  relating to changes of control,  in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (i) the Committee may make appropriate adjustments to the maximum number of shares that may be delivered under the Plan, including without limitation, the numbers specified in Sections 3.2(a)(i), 3.2(b)(i) and 3.2(b)(ii), and (ii) the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (a) the number and kind of shares which may be delivered under the Plan; (b) the number and kind of shares subject to outstanding Awards; and (c) any other adjustments that the Committee determines to be equitable.

         3.3 LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         3.4 TAX WITHHOLDING. The Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any shares of Stock under the Plan or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

         3.5 PAYMENT SHARES. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).


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         3.6  DIVIDENDS  AND  DIVIDEND  EQUIVALENTS.  An Award may  provide  the
Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         3.7 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

         3.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         3.9 AGREEMENT WITH COMPANY. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         3.10 LIMITATION OF IMPLIED RIGHTS.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock unsecured by any assets of the Company or any Related Company.


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         (b)  The  Plan  does not  constitute  a  contract  of  employment,  and selection as a Participant will not give any Eligible Individual the right to be retained in the employ of the Company or any Related Company or as a service provider to the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         3.11 NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be canceled.

         3.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         3.13 CHANGE IN CONTROL. Subject to the provisions of subsection 3.2 (c) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the agreement reflecting the applicable Award, upon the occurrence of a Change in Control (as defined in Section 6) all outstanding Awards shall become fully vested and exercisable.

         3.14 ACTION BY COMPANY OR RELATED COMPANY. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

         3.15 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


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SECTION 4.        COMMITTEE

         4.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4.

         4.2 SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

         4.3 POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
5) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.


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         (e)  Any  interpretation  of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by a writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         4.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         4.5 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.


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SECTION 5.        EFFECT,    DISCONTINUANCE,    CANCELLATION,    AMENDMENT   AND
                  TERMINATION

         5.1 EFFECT ON OTHER AWARDS OR BONUSES. Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant Awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Individuals or other persons.

         5.2 DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION. The Board may at any time discontinue granting Awards under the Plan. The Board may at any time or times alter or amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of (a) the Company's stockholders, to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Stock is listed or quoted, (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive Awards under the Plan, (iii) extend the time within which Awards may be granted, or (iv) amend the provisions of this Section 5.2, and (b) each affected Participant if the amendment, alteration or termination would adversely affect the Participant's rights or obligations under any Award made prior to the date of the amendment, alteration or termination. The termination of the Plan would not affect the validity of any Award outstanding on the date of termination.

SECTION 6.        DEFINED TERMS

         For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) AWARD. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options.

         (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.

         (c) CHANGE IN CONTROL. The term "Change in Control" means a change in control of a nature that would be required to be reported in a proxy statement with respect to the Company (even if the Company is not actually subject to said reporting requirements) in response to Item 6(e) (or any comparable or successor
Item) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock") prior to said


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combination  receive more than 50% of the resulting  entity's Voting Stock shall not be considered a change in control for the purposes of this Plan; and provided that, without limitation of the foregoing, such change in control shall be deemed to have occurred if (i) without the prior approval of the Company's Board of Directors, any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), excluding shares held by any shareholder as of the Effective Date and all shares now or hereafter owned by any stock purchase or employee stock ownership plan maintained by the Company or a Related Company, is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 20% of the outstanding Voting Stock of the Company or its successors, or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period.

         (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (e) ELIGIBLE INDIVIDUAL. The term "ELIGIBLE INDIVIDUAL" shall mean any employee of the Company or a Related Company and any consultant or other person providing services to the Company or a Related Company.

         (f) FAIR MARKET VALUE. For purposes of determining the "FAIR MARKET VALUE" of a share of Stock, the following rules shall apply:

              (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the closing price on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the average of the last reported bid and asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

              (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the average between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

              (iii)If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

         (g) RELATED COMPANIES. The term "Related Company" means (i) any company during any period in which it is a "parent-company" (as that term is defined in Code Section 424(e)) with respect to the Company or a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company, and (ii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.


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